UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2024

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Lincoln Park Capital Committed Equity Financing

On August 30, 2024, Westwater Resources, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”), and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $30.0 million of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $30.0 million of the Company’s Common Stock. Sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that a registration statement covering the resale of the shares of Common Stock that may be issued under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed (such date on which all of such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, under the Purchase Agreement, the Company may direct Lincoln Park to purchase up to 150,000 shares of Common Stock on such business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 200,000 shares, provided that the closing sale price of the Common Stock is not below $0.50 on the purchase date; (ii) the Regular Purchase may be increased to up to 250,000 shares, provided that the closing sale price of the Common Stock is not below $0.75 on the purchase date; and (iii) the Regular Purchase may be increased to up to 300,000 shares, provided that the closing sale price of the Common Stock is not below $1.00 on the purchase date (all of which share and dollar amounts shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction as provided in the Purchase Agreement). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. The purchase price per share for each such Regular Purchase will be based off of an agreed upon fixed discount to the prevailing market prices of the Company’s Common Stock immediately preceding the time of sale. In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases at such times and subject to the limitations set forth in the Purchase Agreement.

Under applicable rules of the NYSE American LLC (“NYSE American”), in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement any shares of its Common Stock to the extent the issuance of such shares of Common Stock, when aggregated with all other shares of Common Stock issued pursuant to the Purchase Agreement, would cause the aggregate number of shares of Common Stock issued pursuant to the Purchase Agreement to exceed 19.99% of the shares of Common Stock outstanding immediately prior to the execution of this Agreement, or 11,668,189 shares of Common Stock (the “Exchange Share Cap”), unless and until the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Share Cap or otherwise, and in accordance with applicable NYSE American listing rules. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of its Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable NYSE American rules.

Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park under the Purchase Agreement if it would result in Lincoln Park beneficially owning more than 9.99% of its Common Stock. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock.

For a period defined in the Purchase Agreement, the Company has agreed with Lincoln Park that, subject to certain limitations and exceptions set forth in the Purchase Agreement, it will not effect or enter into an agreement to effect any “equity line of credit” or other continuous offering or similar offering with any third party, pursuant to which the Company or its subsidiaries may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

As consideration for its commitment to purchase shares of Common Stock under the Purchase Agreement, the Company issued to Lincoln Park 600,000 shares of Common Stock and may issue to Lincoln Park up to an additional 600,000 shares of Common Stock (the “Additional Commitment Shares”) in connection with each purchase of Common Stock by Lincoln Park and in an amount of Additional Commitment Shares as calculated pursuant to the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. During any “suspension event” under the Purchase Agreement, all of which are outside of Lincoln Park’s control, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Lincoln Park until such suspension event is cured. In addition, in the event of bankruptcy proceedings by or against the Company that is not discharged within 90 days, the Purchase Agreement will automatically terminate.

Actual sales of shares of Common Stock to Lincoln Park will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Lincoln Park has covenanted not to cause or engage in, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park will be used for working capital and general corporate purposes.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there by any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

ATM Financing with H.C. Wainwright

On August 30, 2024, the Company into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), to sell shares of its Common Stock having an aggregate sales price of up to $8,050,000 (the “ATM Shares”), from time to time, through an “at the market offering” program under which Wainwright will act as sales agent. The sales, if any, of the ATM Shares made under the ATM Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The Company will pay Wainwright a commission rate equal to up to 3.0% of the aggregate gross proceeds from each sale of ATM Shares and has agreed to provide Wainwright with customary indemnification and contribution rights. The Company will also reimburse Wainwright for certain specified expenses in connection with entering into the ATM Agreement. The ATM Agreement contains customary representations and warranties and conditions to the sale of the ATM Shares pursuant thereto.

The Company is not obligated to sell any of the ATM Shares under the ATM Agreement and may at any time suspend solicitation and offers thereunder. The ATM Agreement may be terminated by either the Company or Wainwright, as permitted therein.

The ATM Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-280685) filed by the Company with the SEC on July 3, 2024, and declared effective by the SEC on August 29, 2024 (the “Registration Statement”). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated August 30, 2024, to the Registration Statement with the SEC in connection with the offer and sale of the ATM Shares.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there by any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the ATM Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibits 10.3 and which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Holland & Hart LLP relating to the legality of the ATM Shares.

Item 1.02	Termination of Material Definitive Agreement.

In furtherance of entry into the ATM Agreement, effective as of August 29, 2024, the Company terminated that certain Controlled Equity OfferingSM Sales Agreement, dated April 14, 2017, between the Company and Cantor Fitzgerald & Co.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Holland & Hart LLP

10.1*	Purchase Agreement, dated August 30, 2024, by and between the Company and Lincoln Park Capital Fund, LLC

10.2*	Registration Rights Agreement, dated August 30, 2024, by and between the Company and Lincoln Park Capital Fund, LLC

10.3*	At The Market Offering Agreement, dated August 30, 2024, by and between the Company and H.C. Wainwright & Co., LLC

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

 * Confidential portions have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2024

WESTWATER RESOURCES, INC.

By:	/s/ Steven M. Cates
Name:	Steven M. Cates
Title:	Senior Vice President-Finance and Chief Financial Officer